Exhibit 99.9
Birner Dental Management Services, Inc.
3801 East Florida Avenue, Suite 508
Denver, Colorado 80210
303-691-0680

FOR IMMEDIATE RELEASE
September 13, 2007

BIRNER DENTAL MANAGEMENT SERVICES, INC.
DECLARES $.15 QUARTERLY DIVIDEND

DENVER, COLORADO, September 13, 2007 /PRNewswire - FirstCall/ -- Birner Dental Management Services, Inc. (NASDAQ Capital Market: BDMS), operators of PERFECT TEETH dental practices announced its regular quarterly dividend. The Company’s board of directors has declared a quarterly cash dividend of 15 cents per share of common stock. The dividend is payable October 12, 2007, to shareholders of record September 28, 2007.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona. Currently the Company manages 60 dental offices, of which 35 were acquired and 25 were de novo developments. The Company operates its dental offices under the PERFECT TEETH name.

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include statements regarding the cash flow and financial position of the Company and the ability of the Company to pay dividends. These and other risks are set forth in the reports filed by the Company with the Securities and Exchange Commission.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680